United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2025

Midland States Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MSBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, $2.00 par value)	MSBIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 1, 2025, Midland States Bancorp, Inc. (the “Company”) issued a press release announcing that its wholly owned banking subsidiary, Midland States Bank (the “Bank”), sold substantially all of its equipment finance portfolio to an affiliate of North Mill Equipment Finance LLC (“North Mill”). A copy of the press release is furnished herewith as Exhibit 99.1.

On December 1, 2025, the Company also made available on its website an investor presentation regarding the transaction. A copy of the presentation is furnished herewith as Exhibit 99.2.

The information set forth under this Item 7.01 and the attached exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

On November 28, 2025, the Bank sold substantially all of its equipment finance portfolio and certain related assets to an affiliate of North Mill for $502 million in cash, subject to adjustment. As of October 31, 2025, the Bank’s equipment finance portfolio consisted of approximately $599.0 million in loans and leases outstanding, or $565.0 million net of the allowance for credit losses, and $21.0 million of operating leases included in other assets. The transaction excludes approximately $75.0 million of loans and leases that were retained by the Bank. In connection with the sale, the Bank made customary representations, warranties and covenants, including with respect to confidentiality, indemnification and certain transition services.

The Company expects to recognize a pre-tax loss on sale, including transaction-related expenses, of approximately $20.0 million in the fourth quarter of 2025.

The Company intends to use the majority of the proceeds from the sale to pay down approximately $350.0 million of wholesale funding.

Forward-Looking Statements

In addition to the historical information contained herein, this Current Report on Form 8-K includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s expenses, use of proceeds, earnings, capital levels, plans, objectives, future performance and business strategy. These statements are subject to many risks and uncertainties, including uncertainties as to significant or unexpected costs, charges or expenses resulting from the transaction; the possibility that the parties may amend or modify certain terms of the transaction; changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or similar terminology. Any forward-looking statements presented herein are made only as of the date hereof, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	Press Release of Midland States Bancorp, Inc., dated December 1, 2025
99.2	Investor Presentation of Midland States Bancorp, Inc., dated December 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025	Midland States Bancorp, Inc.

	By:	/s/ Nathan Sturycz
Nathan Sturycz
General Counsel